UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 19, 2009

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, Colorado   80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.04      TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Effective September 19, 2009, all of the secured obligations of Casinos,  USA, Inc., a wholly-owned subsidiary of Global Casinos, Inc., a Utah corporation (the “Company”) matured and became due and payable.  The secured obligations are secured by deeds of trust encumbering the Bull Durham casino property located in Blackhawk, Colorado.  Those secured obligations consist of (i) a senior mortgage note with a remaining principal balance at June 30, 2009 of $722,324, (ii) a second mortgage note with a remaining principal balance at June 30, 2009 of $625,272, and (iii) third tier mortgage notes with an aggregate remaining principal balance at June 30, 2009 of $289,700.

Management has been in communication with the noteholders concerning the need to extend the maturity dates of the notes.  While no agreements have been reached as of the date of this report, we are engaged in active and cooperative discussions with two noteholders regarding terms for a refinance and extension of their notes.  Until their maturity, all payments required under the notes have been made in a timely fashion.  We intend to continue to make payments under the notes pending our efforts to renegotiate their maturity dates.

Concurrently with our efforts to renegotiate the maturity dates of the notes, we have been engaged in efforts to refinance the secured debt with new lenders.  These efforts are ongoing, but as of the date hereof, there exist no agreements or commitments with any third parties to provide a refinance of this debt.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc. (Registrant)

Dated: September 24, 2009	__/s/ Clifford L. Neuman Clifford L. Neuman, President

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